Response to Item 77D

Eaton Vance Tax-Advantaged Bond
Strategies Intermediate Term Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Tax-Advantaged Bond
Strategies Short Term Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.